UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015
________________________
Libbey Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission solely under Item 5.07 of Form 8-K, "Submission of Matters to a Vote of Security Holders."

The Annual Meeting of the Shareholders of the Company was held on May 12, 2015. The following are the final voting results on proposals considered and voted upon by shareholders, all of which are described in more detail in the Company's definitive proxy statement for the Annual Meeting filed March 31, 2015.

1.	The following individuals were elected to serve as directors for a three year term. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Carol B. Moerdyk	17,727,642	1,145,379	1,502,497
John C. Orr	18,669,182	203,839	1,502,497
Stephanie A. Streeter	18,265,815	607,206	1,502,497

2.	The non-binding advisory resolution on the Company's 2014 executive compensation was approved. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,369,281	393,723	110,017	1,502,497

3.
The material terms of the performance objectives under which performance-based compensation may be paid under the Amended and Restated Libbey Inc. 2006 Omnibus Incentive Plan were reapproved. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,988,939	1,868,954	15,128	1,502,497

4.	Deloitte & Touche LLP was ratified as the Company's independent auditors for the fiscal year ending December 31, 2015. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
19,470,285	35,583	869,650

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant
Date: May 13, 2015	By:	/s/ Susan Allene Kovach
Susan Allene Kovach
Vice President, General Counsel & Secretary